                                                                   Exhibit 10.44

                               SUBLEASE AGREEMENT

     THIS AGREEMENT, made this _________ day of November 2003, by and between CompBenefits Corporation, a Delaware corporation, hereinafter called ("Sub-Landlord"), and John Hancock Life Insurance Company, a Massachusetts corporation, having its offices at 200 Clarendon Street, Boston, Massachusetts 02117, hereinafter called ("Sub-Tenant").

                                   WITNESSETH

     "WHEREAS, on or about June 8, 1994, Vision Care, Inc., a wholly owned subsidiary of CompBenefits Corporation, and Landlord entered into a Commercial Lease Agreement; Whereas, on or about December 3, 1998, Vision Care, Inc., a wholly owned subsidiary of CompBenefits Corporation and Landlord entered into a First Amendment to the aforesaid Lease Agreement; Whereas, on or about August 31, 2001, CompBenefits Corporation and Landlord entered into a Second Amendment to the aforesaid Lease Agreement. A copy of the Lease Agreement is attached hereto as Exhibit "A" and incorporated by reference ("Master Lease"). Pursuant to the Master Lease, Landlord leased the 4,862 square foot premises located at 1511 North Westshore Blvd., Suite 870, Tampa, Florida (the "Premises").

     WHEREAS, Sub-Landlord and Sub-Tenant desire to enter into this Sublease Agreement whereby Sub-Landlord will sublease the Premises to Sub-Tenant, in accordance with, the terms and conditions referenced below:

     1. Use. Sub-Tenant shall only use the Premises for general office business use and in accordance with the Master Lease.

     2. Term. The Term of this Sublease shall be for a period of 36 months, commencing on March 1, 2004 (the "Commencement Date") and shall terminate on February 28, 2007 (the "Termination Date") which is the date of expiration of the term of the Master Lease.

     3. Monthly Rent. Subtenant agrees to pay Sub-Landlord the monthly rent as follows plus sales tax, without deduction, setoff, notice or demand.

March 1, 2004 - August 31, 2004         Free rent - Six months
September 1, 2004 - February 28, 2005   $6,887.83 + Tax
March 1, 2005 - February 28, 2006       $7,094.47 + Tax
March 1, 2006 - February 28, 2007       $7,309.21 + Tax

Such monthly payments shall be due and payable on the first day of each and every month of the term. Monthly payments shall be delivered to Sub-Landlord at 100 Mansell Court East, Suite 400 Attn: Facilities Manager, Roswell, GA 30076 or to such other place as Sub-Landlord may designate from time to time in writing. Monthly payments not received by the Sub-Landlord within five (5) calendar days after the 1st day of every month thereof shall be subject to a late charge payable by Sub-Tenant in an amount equal to Five Percent (5%) of such past due rental. Late charges must be remitted immediately upon written notice.

     4. Security Deposit.

          (i) Sub-Tenant shall deposit with Sub-Landlord upon execution hereof the sum of $0.00 as security for Sub-Tenant's faithful performance of Sub-Tenant's obligations hereunder. If Sub-Tenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sub-Tenant will provide, within 5 business days, Two month's equivalent of the then current rent. Sub-Landlord may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Sub-Landlord may become obligated by reason of Sub-Tenant's default or to compensate Sub-Landlord for any loss or damage which Sub-Landlord may suffer thereby. If Sub-Landlord so uses or applies all or any portion of said deposit, Sub-Tenant shall within ten
(10) days after written demand therefor deposit cash with Sub-Landlord in an amount sufficient to restore said deposit to the full amount hereinabove stated and Sub-Tenant's failure to do so shall be a material breach of this Sub-Lease. Sub-

Landlord shall not be required to keep said deposit separate from its general accounts. If Sub-Tenant performs all of Sub-Tenant's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Sub-Landlord, shall be returned, without payment of interest or other increment for its use, to Sub-Tenant at the expiration of the term hereof, and after Sub-Tenant has vacated the Premises. No trust relationship is created herein between Sub-Landlord and Sub-Tenant with respect to said Security Deposit.

     5. Sub-Tenant's Default. In the event of Sub-Tenant's default of any of the terms and conditions of this Sublease, Sub-Landlord shall give written notice of said default to Sub-Tenant and Sub-Tenant shall have the opportunity to cure said Default The time limitations involving Sub-Tenant's opportunity to cure said Default shall be consistent with the time limitations applicable to Sub-Landlord under the Master Lease.

     6. Additional Rent. Sub-Landlord shall pay to Landlord all operating expense pass throughs. Sub-Tenant is responsible for any and all other costs or expenses not covered in the operating expense pass through.

     7. Brokers. Sub-Landlord and Sub-Tenant acknowledge that CB Richard Ellis, Inc. and Drinkard & Company are the only brokers involved in this transaction. Sub-Landlord is not liable for fees to any other broker.

     8. Insurance. Sub-Tenant shall maintain all policies of insurance as required by the terms of the Master Lease, as incorporated herein. In addition to the requirements set forth in the Master Lease, Sub-Tenant shall also name Sub-Landlord as an additional loss payee or insured under the terms of each such policy. Sub-Landlord shall receive a copy of the Certificate evidencing the required insurance for Sub-Tenant prior to Sub-Tenant taking possession of the Premises, in form and content acceptable to Sub-Landlord as well as Landlord, and Sub-Landlord shall be entitled to receive all notices generated from, arising out of or delivered pursuant to any of the policies, including any notices of cancellation, termination or claims incurred.

     9. Financial Information. Sub-Tenant agrees to provide Sub-Landlord with a copy of its Annual Report at such times as requested by Sub-Landlord.

     10. "As-Is". Sub-Tenant takes the Premises in "AS IS" condition on the Commencement Date. There are no warranties, representations or guarantees other than those contained herein. If Sub-Tenant intends to make changes to the Premises, Sub-Landlord and Landlord must approve any change in writing, in advance.

     11. Covenants of Sub-Tenant. Except as specifically stated otherwise herein, Sub-Tenant agrees to comply with all obligations of "Tenant" under the Master Lease. Except as otherwise provided herein, all applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease.

     12. Attorney's Fees. In case suit shall be brought by any party for the breach of the provisions of this Sublease, the prevailing party shall recover from the non-prevailing party all costs and reasonable attorney fees incurred by the prevailing party, including those incurred on appeal.

     13. Signage. Sub-Tenant will have the right to building standard signage at Sub-Tenant's sole cost and expense. Approval must be obtained from Sub-Landlord and Landlord in advance.

     14. Landlord's Consent. This Sublease is contingent upon obtaining the approval of Landlord.

     15. Notices. All notices or demands by the parties hereto shall be in writing and sent via certified mail, return receipt requested or overnight courier services to the addresses below. The addresses may be changed by the parties from time to time in writing.

Sub-Landlord               Sub-Tenant
CompBenefits Corporation   John Hancock Life Insurance Co,
Attn: General Counsel      Attn: D. Timothy Buckley, C-07-03
100 Mansell Court East     200 Clarendon Street
Suite 400                  Boston, MA 02117
Roswell, GA 30076          With a copy to Sub-Tenant at the
                           Premises.

     16. Renewal Rights. No renewal rights are hereby granted.

     17. Governing Law. This Sublease shall be governed by and interpreted with the laws of the State of Florida.

     18. Right of First Offer. No rights of first offer are hereby granted.

     19. Antenna Right. Article 20 in the Second Amendment is excluded.

In the Presence of:                     CompBenefits Corporation
                                        ("Sub-Landlord")


/s/ Kimela S. Comstock                  By: /s/ Bruce A. Mitchell
-------------------------------------       ------------------------------------
                                        Title: Ex V.P


/s/ Rosa M Vichcales
-------------------------------------


                                        John Hancock Life Insurance Company
                                        ("Sub-Tenant")


/s/  illegible                          By: /s/ William H. Palmer
-------------------------------------       ------------------------------------
/s/  Marilyn Puopolo                    Title: William H. Palmer
-------------------------------------          Senior Vice President


                                        LANDLORD CONSENT:


                                        ----------------------------------------
                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------